UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2004

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21808	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 22, 2004, Interlink Electronics, Inc. (the “Company”) entered into an underwriting agreement with Needham & Company, Inc. and Wells Fargo Securities, LLC in connection with the public offering of 1,750,000 shares of its common stock at a public offering price of $8.25 per share. The common shares will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (333-112034) filed January 21, 2004, as amended, which became effective on August 3, 2004. The Company granted the underwriters a 30-day option to purchase up to an additional 262,500 common shares to cover over-allotments, if any. Exhibits 1.1, 5.1 and 23.1 to this current report on Form 8-K relating to the issuance of the common shares are hereby incorporated by reference into the shelf registration statement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

1.1	Underwriting Agreement, dated as of September 22, 2004, by and among Interlink Electronics, Inc., Needham & Company, Inc. and Wells Fargo Securities, LLC.

5.1	Opinion of Stoel Rives LLP.

23.1	Consent of Stoel Rives LLP (included in Exhibit 5.1).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2004.

Interlink Electronics, Inc.

By	/s/ Paul D. Meyer
Paul D. Meyer
Chief Financial Officer

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